Exhibit 99.1

May 10, 2017

Dear Fellow Shareholders:

IT Deal AlertTM demonstrated strong performance in Q1 2017.

•	IT Deal Alert revenues were up 52% in Q1 2017 versus Q1 2016.
•	Quarterly IT Deal Alert revenues topped $10 million for the first time.
•	Revenue from Priority EngineTM and Deal DataTM were up 162% in Q1 2017 versus Q1 2016.
•	The number of IT Deal Alert spenders in Q1 2017 was over 450, up 62% from Q1 2016.
•	We had 61 new Priority Engine and Deal Data customers in Q1 2017.
•	We’ve had a successful launch of Priority Engine outside North America, with 55 international customers utilizing the service in Q1 2017.

We continue to make product enhancements to Priority Engine. Today, we announced a partnership with HG Data. HG Data is a venture-backed, private company based in California that has amassed the largest library in the IT market of software and hardware installed base data. Many of our customers run marketing campaigns based on what technologies their prospects currently have installed. By integrating HG Data’s installed base data into Priority Engine, our customers will be able to identify active accounts where they have the best chance to succeed.

We will continue to roll out new features for Priority Engine on a regular basis throughout the year. Coming attractions include: French and German versions, ease-of-use features, new packages that bundle lead generation offerings, integration with additional sales and marketing automation systems and partnerships with other outside data providers.

We continue to have good success selling annual and long-term deals. Approximately 18% of revenue in Q1 2017 was derived from long-term contracts. The amount of revenue that we derived from long-term contracts in Q1 2017 was more than double the amount that we recognized in Q1 2016.

While the news on IT Deal Alert has been consistently positive, the macro headwinds that we are facing continue to stubbornly persist. These headwinds include a weak IT spending environment, a strong US dollar dampening markets outside of North America and atypical purchasing from some of our largest customers as they continue to navigate through customary post-merger integration issues. Those factors continue to show up in our core numbers. Core revenue was down 25% in Q1 2017 versus Q1 2016.  Our core revenues declined $2.4 million in the quarter from 10 of our largest customers, as they are the ones most affected by the conditions mentioned above. Core revenues from the four accounts that are still involved in business transactions were down approximately 50% in the quarter. While this situation is beyond our control and the visibility is limited, our experience has shown that after the corporate consolidation and integration process is completed, marketing spending rebounds. If history holds true to form, those four accounts will do better in the second half of this year.

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Q1 2017 Results (Unaudited)

	Three Months Ended March 31,
			2017 vs.
			2016
	2017	2016	% change
	($ in thousands)
Total Online	$23,409	$24,269	(4)%
Total Online by Geographic Area:
North America:
North America IT Deal Alert	8,168	5,693	43%
North America Core Online	8,078	11,262	(28)%
Total North America Online	16,246	16,955	(4)%
International:
International IT Deal Alert	2,203	1,117	97%
International Core Online	4,960	6,197	(20)%
Total International Online	7,163	7,314	(2)%
Total Online by Product:
IT Deal Alert:
North America IT Deal Alert	8,168	5,693	43%
International IT Deal Alert	2,203	1,117	97%
Total IT Deal Alert	10,371	6,810	52%
Core Online:
North America Core Online	8,078	11,262	(28)%
International Core Online	4,960	6,197	(20)%
Total Core Online	13,038	17,459	(25)%
Total Events	$168	$762	(78)%
Total Revenues	$23,577	$25,031	(6)%
Adjusted EBITDA*	$2,543	$3,110	(18)%

*	Adjusted EBITDA is a non-GAAP financial measure that is defined and reconciled to a GAAP measure later in this Letter to Shareholders.

Gross Margins

Total gross profit margin for Q1 2017 and Q1 2016 was 71% and 71%, respectively.  Online gross profit margin was  71% for Q1 2017, compared to 73% for Q1 2016.

Traffic Update

The traffic story continues to be positive. Unpaid traffic represented 95% of overall traffic in the quarter. Traffic from organic search was up 8%in Q1 2017 compared to Q1 2016.

Common Stock Repurchase Plan

In the quarter, we repurchased 161,147 shares of common stock at an average price of $8.50 for an aggregate purchase price of $1.4 million. There is approximately $11 million available under the $20 million repurchase program that we announced in June of 2016.

Our Board of Directors has reauthorized the common stock repurchase program to allow the Company to use the remaining balance of the unused authorization under the 2016 Repurchase Program after its original expiration in June 2017. The reauthorized program has no time limit and may be suspended at any time. In general, the Company utilizes 10b5-1 trading plans to purchase the shares on the open market.

Balance Sheet

The Company’s balance sheet remains very strong.  As of March 31, 2017, we had $32.4 million in cash and investments and $37.2 million of outstanding term loan debt.

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Foreign Exchange Update

Foreign exchange positively affected revenue by 60 basis points in the quarter.

2017 and Q2 Guidance

For Q2 2017, we expect revenues between $25.5 million and $27.0 million. We expect adjusted EBITDA between $3.9 million and $5.3 million.

Summary

The momentum with IT Deal Alert continues to be strong. Our customers are committed to becoming data-driven sales and marketing organizations. We believe that we are in the early innings of a megatrend and that we are the clear leader. Moreover, while we believe the current macro challenges are masking our strengths and the large potential opportunity that exists, we think we are exceptionally well-positioned to take advantage of any improvement in the environment. We expect to continue to use our strong balance sheet and positive free cash flow to repurchase our common stock and reduce our overall share count as we believe this is in the long term best interest of shareholders.

Sincerely,

Michael Cotoia Greg Strakosch

Chief Executive OfficerExecutive Chairman

(C) 2017 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and IT Deal Alert, Priority Engine and Deal Data are trademarks of TechTarget. All other trademarks are the property of their respective owners.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (May 10, 2017). Supplemental financial information and this Letter to Shareholders will be posted to the Investor Relations section of our website.

NOTE: Our Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com. The conference call can also be heard via telephone by dialing 1-888-339-0724 (US callers), 1-855-669-9657 (Canadian callers) or 1-412-902-4191 (International callers).

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning May 10, 2017 one (1) hour after the conference call through June 10, 2017 at 9:00 a.m. ET. To listen to the replay, US callers should dial 1-877-344-7529 and use the conference number 10094882. Canadian callers should dial 1-855-669-9658 and also use the conference number 10094882. International callers should dial 1-412-317-0088 and also use the conference number 10094882. The webcast replay will also be available on http://investor.techtarget.com during the same period.

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Non-GAAP Financial Measures

This letter and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

“Adjusted EBITDA” means earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and other one-time charges, if any.

“Adjusted net income” means net income adjusted for amortization, stock-based compensation, foreign exchange, interest on the term loan and other one-time charges, if any, as further adjusted for the related income tax impact of the adjustments.

“Adjusted net income per share” means adjusted net income divided by adjusted weighted average diluted shares outstanding.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe that adjusted EBITDA, adjusted net income and adjusted net income per share provide relevant and useful information to enable us and investors to compare our operating performance using an additional measurement. We use these measures in our internal management reporting and planning process as primary measures to evaluate the operating performance of our business, as well as potential acquisitions.

The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business, including interest on the term loan. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain information included in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements, including statements regarding the intent, belief or current expectations of the Company and members of our management team. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. Such statements may include those regarding guidance on our future financial results and other projections or measures of our future performance; expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, new products or services and other potential sources of additional revenue. These statements speak only as of the date of this release and are based on our current plans and expectations. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual future events or results to be different than those described

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in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services, including continued increased sales of our IT Deal Alert offerings and continued increased international growth; relationships with customers, strategic partners and employees; difficulties in integrating acquired businesses; changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries; and other matters included in our SEC filings, including in our Annual Report on Form 10-K. Actual results may differ materially from those contemplated by the forward-looking statements. We undertake no obligation to update our forward-looking statements to reflect future events or circumstances.

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TECHTARGET, INC.

Consolidated Statements of Operations

(in 000’s, except per share amounts)

	For the Three Months
	Ended March 31,
	2017	2016
	(Unaudited)
Revenues:
Online	$23,409	$24,269
Events	168	762
Total revenues	23,577	25,031
Cost of revenues:
Online(1)	6,895	6,658
Events	41	535
Total cost of revenues	6,936	7,193
Gross profit	16,641	17,838
Operating expenses:
Selling and marketing(1)	10,693	11,060
Product development(1)	1,943	2,008
General and administrative(1)	3,056	3,210
Depreciation	1,091	1,020
Amortization of intangible assets	40	302
Total operating expenses	16,823	17,600
Operating (loss) income	(182)	238
Interest and other income (expense), net	(163)	(58)
(Loss) income before (benefit from) provision for income taxes	(345)	180
(Benefit from) provision for income taxes	(316)	228
Net loss	$(29)	$(48)

Net loss per common share:
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)
Weighted average common shares outstanding:
Basic	27,532	32,594
Diluted	27,532	32,594

(1)	Amounts include stock-based compensation expense as follows:

Cost of online revenues	$12	$27
Selling and marketing	950	922
Product development	34	36
General and administrative	598	565

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TechTarget, Inc.

Consolidated Balance Sheets

(in 000’s, except share and per share data)

	March 31, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,619	$18,485
Short-term investments	9,990	10,988
Accounts receivable, net of allowance for doubtful accounts of $2,038 and $1,961 as of March 31, 2017 and December 31, 2016, respectively	24,584	22,551
Prepaid taxes	4,020	3,961
Prepaid expenses and other current assets	2,957	1,952
Total current assets	58,170	57,937
Property and equipment, net	9,232	9,232
Long-term investments	5,743	7,801
Goodwill	93,506	93,469
Intangible assets, net	570	601
Deferred tax assets	373	139
Other assets	873	898
Total assets	$168,467	$170,077
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,442	$2,100
Current portion of term loan	7,407	6,157
Accrued expenses and other current liabilities	2,313	2,792
Accrued compensation expenses	793	698
Income taxes payable	54	122
Deferred revenue	6,948	6,079
Total current liabilities	18,957	17,948
Long-term liabilities:
Long-term portion of term loan	29,809	32,286
Deferred rent	1,981	2,080
Deferred tax liabilities	204	200
Total liabilities	50,951	52,514
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value per share, 100,000,000 shares authorized, 52,696,641 shares issued and 27,429,749 shares outstanding at March 31, 2017 and 52,601,284 shares issued and 27,495,539 shares outstanding at December 31, 2016	53	52
Treasury stock, 25,266,892 shares at March 31, 2017 and 25,105,745 shares at December 31, 2016, at cost	(164,105)	(162,731)
Additional paid-in capital	297,929	296,853
Accumulated other comprehensive loss	(211)	(248)
Accumulated deficit	(16,150)	(16,363)
Total stockholders’ equity	117,516	117,563
Total liabilities and stockholders’ equity	$168,467	$170,077

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TECHTARGET, INC.

Reconciliation of Net Loss to Adjusted EBITDA

(in 000’s)

	Three Months Ended March 31,
	2017	2016
	(Unaudited)
Net loss	$(29)	$(48)
Interest and other expense, net	163	58
(Benefit from) provision for income taxes	(316)	228
Depreciation	1,091	1,020
Amortization of intangible assets	40	302
EBITDA	949	1,560
Stock-based compensation expense	1,594	1,550
Adjusted EBITDA	$2,543	$3,110

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TECHTARGET, INC.

Reconciliation of Net Loss to Adjusted Net Income and Net Loss per Diluted Share to

Adjusted Net Income per Share

(in 000’s, except per share amounts)

	Three Months Ended March 31,
	2017	2016
	(Unaudited)
Net loss	$(29)	$(48)
(Benefit from) provision for income taxes	(316)	228
Net (loss) income before taxes	(345)	180
Amortization of intangible assets	40	302
Stock-based compensation expense	1,594	1,550
Foreign exchange loss/(gain) & interest on term loan	195	107
Adjusted income tax provision (1)	(502)	(822)
Adjusted net income	$982	$1,317

Net loss per diluted share	$(0.00)	$(0.00)
Weighted average diluted shares outstanding	27,532	32,594

Adjusted net income per share	$0.03	$0.04
Adjusted weighted average diluted shares outstanding (2)	28,178	33,553

(1)	Adjusted income tax provision was calculated using our effective tax rate, excluding discrete items, for each respective period.
(2)	Adjusted weighted average diluted shares includes 646 shares related to unvested stock awards calculated using the treasury method.

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TECHTARGET, INC.

Financial Guidance for the Three Months Ended June 30, 2017

(in 000’s)

	Three Months Ended June 30, 2017
	Range
Total Revenue	$25,500	$27,000

Adjusted EBITDA	3,900	5,300
Depreciation, amortization and stock-based compensation	2,700	2,700
Interest and other expense, net	300	300
Provision for income taxes	360	920
Net income	540	1,380

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